As filed with the Securities and Exchange Commission on September 14, 2023
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549 __________________
FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 _________
Heritage Global Inc. (Exact name of registrant as specified in its charter)
Florida (State or other jurisdiction of incorporation or organization)	59-2291344 (I.R.S. Employer Identification No.)
12625 High Bluff Drive, Suite 305 San Diego, CA 92130 (858) 847-0659

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

__________________

Brian Cobb

Chief Financial Officer

12625 High Bluff Drive, Suite 305
San Diego, CA 92130

(858) 847-0659

(Name, address, including zip code, and telephone number, including area code, of agent for service)

__________________ Copies to: Jonathan Stanley D. Lee Flaherty Bass, Berry & Sims PLC 150 3rd Avenue S., Suite 2800 Nashville, TN 37201 (615) 742-6257 __________________
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as the Registrant shall determine. __________________

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. 

__________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED September 14, 2023

PROSPECTUS

Heritage Global Inc.

$150,000,000

Common Stock

Preferred Stock

Warrants

Rights

Units

Debt Securities

We may offer and sell up to $150,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our Common Stock is listed on the Nasdaq Capital Market, under the symbol “HGBL.” On September 13, 2023 the last reported sale price of our Common Stock on the Nasdaq Capital Market was $2.92 per share and the aggregate market value of our outstanding Common Stock held by non-affiliates is $95.9 million.

Investing in our securities involves risks. See “Risk Factors” on page 5 of this prospectus, as well as the “Risk Factors” contained in the applicable prospectus supplement and those incorporated by reference herein from our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and other reports and information that we file with the Securities and Exchange Commission (the “SEC”) from time to time.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2023

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

FORWARD-LOOKING STATEMENTS

THE COMPANY

RISK FACTORS

USE OF PROCEEDS

DESCRIPTION OF CAPITAL STOCK

DESCRIPTION OF WARRANTS

DESCRIPTION OF RIGHTS

DESCRIPTION OF UNITS

DESCRIPTION OF DEBT SECURITIES

PLAN OF DISTRIBUTION

LEGAL MATTERS

EXPERTS

WHERE YOU CAN FIND MORE INFORMATION

INFORMATION INCORPORATED BY REFERENCE

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $150,000,000. Each time that we offer and sell securities pursuant to this registration statement, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, information concerning our industry, competitive position and the markets in which we operate. Unless otherwise indicated, such information is based on information from independent industry and research organizations, other third-party sources and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and other third-party sources, as well as data from our internal research, and are based on assumptions we made upon reviewing such data, and our experience in, and knowledge of, such industry and markets, which we believe to be reasonable. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us. Accordingly, investors should not place undue reliance on this information.

As used in this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” the “Company,” and similar references refer to Heritage Global Inc., and, unless otherwise stated, all of its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, potential acquisitions, market growth and trends, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “pro forma,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “preliminary,” “likely,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including the important factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and in our other filings with the Securities and Exchange Commission, that may cause our actual results, performance or achievements to differ materially and adversely from those expressed or implied by the forward-looking statements.

Any forward-looking statements made herein speak only as of the date of this prospectus, and you should not rely on forward-looking statements as predictions of future events. We undertake no obligation, and do not intend, to update, revise or otherwise publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of any unanticipated events. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance that our expectations will materialize.

THE COMPANY

Overview

Heritage Global Inc., a Florida corporation (“HG”, and together with its consolidated subsidiaries, “we”, “us”, “our” or the “Company”) is an asset services company specializing in financial and industrial asset transactions. We provide a full suite of services including market making, acquisitions, refurbishment, dispositions, valuations and secured lending. We focus on identifying, valuing, acquiring and monetizing underlying tangible and intangible assets across more than twenty-five global sectors. We act as an advisor, as well as a principal, acquiring or brokering turnkey manufacturing facilities, surplus industrial machinery and equipment, industrial inventories, charged-off receivable portfolios and entire business enterprises.

Our operations are organized into two divisions, Financial Assets and Industrial Assets. Within these two divisions, we group our business activities into the following four operating segments to manage performance:

Industrial Assets Division

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Auction and Liquidation – Through our subsidiary Heritage Global Partners, Inc. (“HGP”), we operate a global full-service auction, appraisal and asset advisory firm, including the acquisition of turnkey manufacturing facilities and used industrial machinery and equipment.
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Refurbishment & Resale – Through our American Laboratory Trading division, we acquire refurbish and supply specialized laboratory equipment.

Financial Assets Division

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Brokerage – Through our subsidiary National Loan Exchange, Inc., we broker charged-off and nonperforming asset portfolios in the United States and Canada on behalf of lenders including banks, mortgage companies, and auto and alternative lending sources.
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Specialty Lending – Through our subsidiary Heritage Global Capital LLC, we provide specialty financing solutions to investors in charged-off and nonperforming asset portfolios.

Our business consists primarily of the auction, appraisal, refurbishment and asset advisory services provided by our Industrial Assets Division and the charged-off receivable brokerage and specialty financing services provided by our Financial Assets Division, each of which is further described below. Our business also includes the purchase and sale, including at auction, of industrial machinery and equipment, real estate, inventories, charged-off receivable and distressed debt. The market for all of these services and assets is highly fragmented. To acquire auction or appraisal contracts, or assets for resale, we compete with other liquidators, auction companies, dealers and brokers. We also compete with them for potential purchasers and lenders. Some competitors have significantly greater financial and marketing resources and name recognition.

We believe that our business is positioned to grow in all economic cycles. As the economy encounters situations of recession, flattening yield curves and rising credit costs, our business may experience wider margins on principal asset sales, a favorable lending cycle for charged-off and nonperforming asset portfolios, higher volumes of nonperforming assets and building surplus inventories and bankruptcies. In times of economic growth, our business has demonstrated its ability to experience growth based on our competitive advantages in the industry, including our domain expertise related to deal sourcing and execution capabilities, our diversification of integrated service platforms and our experience across underserved markets. We intend to continue to leverage our competitive advantages to grow within each segment and across platforms through increasing synergies, maintaining high incremental margins, improving earnings predictability, strengthening financial metrics reflected on our balance sheet and managing expenses.

Our business strategy in the Specialty Lending and Auction and Liquidation segments includes the option of partnering with one or more additional purchasers or lenders, pursuant to a partnership, joint venture or limited liability company agreement (collectively, “Joint Ventures”). These Joint Ventures give us access to more opportunities, helping to mitigate some of the competition from the market’s larger participants and contribute to our objective to be the leading resource for clients requiring financial and industrial asset solutions.

Corporate Information

HG was incorporated in Florida in 1983 under the name “MedCross, Inc.” Our name was changed to “I-Link Incorporated” in 1997, to “Acceris Communications Inc.” in 2003, to “C2 Global Technologies Inc.” in 2005, to “Counsel RB Capital Inc.” in 2011, and to Heritage Global Inc. in 2013. The most recent name change more closely identifies HG with its core auction business, HGP.

Our corporate headquarters are located at 12625 High Bluff Drive, Suite 305, San Diego, CA 92130. Our telephone number is (858) 847-0659 and our corporate website is www.hginc.com.

We are a “smaller reporting company” because the market value of our stock held by non-affiliates was less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. As a result, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. For example, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

RISK FACTORS

An investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves substantial risks. You should carefully consider the risk factors incorporated by reference herein from our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q and the other information contained in this prospectus, as updated, amended or superseded by our subsequent filings filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) under the Exchange Act, and the risk factors and other information contained in any accompanying prospectus supplement before acquiring any of our securities. See “Where You Can Find More Information” and “Information Incorporated by Reference.” The occurrence of any of these risks could materially and adversely affect our business, prospects, financial condition, results of operations and cash flow and might cause you to lose all or part of your investment in the offered securities. Much of the business information, as well as the financial and operational data contained in our risk factors, is updated in our periodic reports filed with the SEC pursuant to the Exchange Act, which are also incorporated by reference into this prospectus. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also adversely affect our business. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. Please also refer to the section entitled “Forward-Looking Statements” above.

USE OF PROCEEDS

Unless we specify otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the issuance or sale of our securities to provide additional funds for general corporate purposes, which may include, without limitation, the repayment of outstanding indebtedness, acquisitions, capital expenditures and working capital. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the accompanying prospectus supplement to this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following description is a summary of the material terms of our Amended and Restated Articles of Incorporation, as amended (the “Articles”), and our Restated Bylaws, as amended (the “Bylaws”), as currently in effect. This description is subject to, and qualified in its entirety by reference to, our Articles and our Bylaws, copies of which are incorporated by reference into the registration statement of which this prospectus is a part. We encourage you to read our Articles, our Bylaws and the applicable provisions of the Florida Business Corporation Act (“FBCA”), for additional information.

General

We are authorized to issue an aggregate of 300,000,000 shares of common stock, $0.01 par value per share (“Common Stock”) and 10,000,000 shares of preferred stock, par value of $10.00 per share, in one or more series and to determine the relative rights and preferences of such preferred stock. As of September 13, 2023, we had 37,151,924 shares of Common Stock issued and outstanding and 563 shares of Series N Preferred Stock, $10.00 par value per share (“Series N Preferred Stock ”) issued and outstanding.

Common Stock

Each share of Common Stock is entitled to one vote per share. The Articles do not provide for cumulative voting in the election of directors.

The holders of our Common Stock have no preemptive, subscription, redemption or conversion rights. In the event of our liquidation, dissolution, or winding up, holders of our Common Stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

The holders of our Common Stock have no preemptive or conversion rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences, and privileges of the holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock. All issued and outstanding shares of Common Stock are duly issued, fully paid and nonassessable.

Subject to any preference rights of holders of our preferred stock that the Company may issue in the future, the holders of our Common Stock are entitled to receive dividends, if any, declared from time to time by our Board of Directors out of legally available funds. We have not paid dividends on our Common Stock and do not anticipate that we will pay dividends in the foreseeable future. Dividends payable to shares of Series N Preferred Stock, if any, will be paid on an as-converted basis equal to Common Stock dividends. As of September 13, 2023, we do not have any preferred stock outstanding which has any preferential dividends.

Preferred Stock

Our Board of Directors has the authority, without further action by our stockholders and within the limitations and restrictions stated in our Articles, to authorize the issuance of shares of preferred stock, in one or more classes or series, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, preemptive rights and the number of shares constituting any series or the designation of such series.

Of the 10,000,000 shares of preferred stock authorized under our Articles, the Company has designated 20,000 shares as Series N Preferred Stock. Each share of Series N Preferred Stock has a voting entitlement equal to 40 shares of Common Stock, votes with the Common Stock on an as-converted basis and is senior to all other preferred stock of the Company. The conversion value of each share of Series N Preferred Stock is $1,000, and each share is convertible to 40 common shares at the rate of $25.00 per common share. Each share of Series N Preferred Stock is entitled to receive dividends on an as-converted basis with the Common Stock, if any. The holders of Series N Preferred Stock are entitled to liquidation preference over common stockholders equivalent to $1,000 per share. As of September 13, 2023, there were 563 shares of Series N Preferred Stock issued and outstanding.

The issuance of preferred stock could have the effect of decreasing the market price of our Common Stock and could adversely affect the voting and other rights of the holders of our Common Stock.

Anti-Takeover Effects of Our Articles, Bylaws and Certain Provisions of Florida Law

Composition of the Board of Directors; Election and Removal of Directors

Our Articles set the number of members of the Board of Directors as not less than five nor more than nine, with the exact number to be determined by resolution adopted by the majority of the whole Board of Directors. The Board of Directors is separated into three classes, as nearly equal in number as the then total number of directors constituting the whole Board of Directors permits, with the term of office of one class expiring each year. Any vacancies in the Board of Directors for any reason, including from an increase in the number of directors, may be filled by the majority of the Board of Directors (though less than a quorum), and any directors so chosen would hold office until the next election of their class of directors and until their successors are elected and qualified. Stockholders may nominate directors at a duly convened meeting of the stockholders only if written notice of such stockholders’ intent to make such nomination has been given within five business days following the first day in which notice of the meeting was provided to the stockholders.

The classified board provision of our Articles could have the effect of making the replacement of incumbent directors more time consuming and difficult. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of us, even though a tender offer or change in control might be in the best interest of our stockholders. In addition, directors may be removed only for cause by a majority of the entire Board of Directors. In addition, any director or the entire Board of Directors may be removed, with or without cause, by the affirmative vote of the holders of at least 67% of the outstanding shares of the corporation then entitled to vote generally in the election of directors cast at a meeting of the shareholders called for that purpose.

Meetings of the Stockholders

Annual meetings of the stockholders of the Company shall occur only at the designated time and place of the Board of Directors. Special meetings may be called at any time by the President or the Board of Directors. The President of the Company must call a special meeting upon written request of stockholders of records holding an aggregate of 10% of the outstanding share of capital stock of the Company entitled to vote. Our Articles and Bylaws do not provide for the right of stockholders to act by written consent without a meeting.

Our Bylaws require that advance notice must be provided by our stockholders to nominate persons for election to our Board of Directors as well as to propose actions to be taken at an annual meeting.

Amendments to our Articles and Bylaws

Under the FBCA, our Articles may not be amended by stockholder action alone. Rather, our Articles may be amended only if such amendment is declared advisable and formally adopted by our Board of Directors and then approved by the affirmative vote of the holders of a majority of the votes entitled to be cast on the matter. The affirmative vote of the holders of at least sixty-seven percent (67%) of the votes entitled to be cast on such matter is required to amend, alter, repeal or adopt provisions of our Articles relating to the number, election and removal of directors or any other matters inconsistent with Article V of our Articles.

Our Board of Directors has the power to adopt, alter or repeal any provision of our Bylaws and to make new bylaws. Pursuant to the FBCA, our stockholders also have the concurrent right to amend our Bylaws by the affirmative vote of a majority of the outstanding shares of stock. Any stockholder proposal may not be voted upon at a special or annual meeting of the stockholders unless such stockholder provides the Board of Directors or Secretary of the Company notice of the intent to present a proposal for action at the forthcoming meeting of the stockholders no more than five business dates following the date on which notice of the meeting is first given the stockholders.

Florida Anti-Takeover Statute

The Company is a Florida corporation and is therefore subject to certain anti-takeover provisions that apply to public corporations under Florida law. Pursuant to Section 607.0901 of the FBCA, a publicly held Florida corporation may not engage in a broad range of extraordinary corporate transactions with an interested shareholder within three years of when the shareholder became an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless, among other exceptions:

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the transaction is approved by a majority of disinterested directors;
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the interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least three years preceding the announcement date of any such extraordinary corporate transaction;
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the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or
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the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

Subject to certain exceptions, an interested shareholder is defined as a person who beneficially owns more than 15% of a corporation’s outstanding voting shares. Although permitted by the FBCA, we have not elected in our Articles to opt out of the terms of Section 607.0901. This statutory provision may prevent takeover attempts that might result in a premium over the market price for shares of our Common Stock.

Pursuant to our Bylaws, we have elected to opt out of the provisions of Section 607.0902 of the FBCA, which would prohibit the voting of shares in a publicly held Florida corporation that are acquired in a control share acquisition unless (i) the Board of Directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by the Board of Directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A “control share acquisition” is defined as an acquisition that immediately thereafter entitles the acquiring party to exercise or direct the exercise of the voting power of the corporation in an election of directors within any of the following ranges of voting power:

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one-fifth or more but less than one-third of all voting power;
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one-third or more but less than a majority of all voting power; or
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a majority or more of all voting power.

Limitations on Liability and Indemnification of Officers and Directors

Pursuant to the FBCA, our Directors are not personally liable for monetary damages to the Company or to any other person, except where such act breached such Director’s duties and such breach constituted a violation of criminal law, the director derived an improper personal benefit, and certain other circumstances involving wrongful acts. Our Bylaws contain provisions to indemnify directors, officers, employees or agents of the Company made part of a legal proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Company. Such indemnification may only be provided upon the determination of a majority of disinterested Directors or a duly convened committee thereof, by independent legal counsel selected by the Board of Directors, or by the majority vote of a quorum consisting of stockholders who were not parties to such proceeding. The limitation of liability of directors does not limit or eliminate the rights of the Company or any shareholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s fiduciary duty. These provisions will not alter the liability of directors under federal securities laws.

Authorized but Unissued Shares

Our authorized but unissued shares of Common Stock and preferred stock will be available for future issuance without stockholder approval, except as may be required under the listing rules of any stock exchange on which our Common Stock is then listed. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. Our Board of Directors has the authority to issue shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control of the Company that might involve a premium price for holders of our Common Stock or that a stockholder might consider in its best interest. Further, the existence of authorized but unissued shares of Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Equiniti Trust Company, LLC. Its address is 6201 15th Avenue, Brooklyn, NY 11219, and its telephone number is (718) 921-8300.

Listing

Shares of our Common Stock are listed on the Nasdaq Capital Market under the symbol “HGBL”.

DESCRIPTION OF WARRANTS

The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants, as well as any warrant agreement that contains the terms of the warrants. We urge you to read the applicable prospectus supplements related to the warrants that we may sell under this prospectus, as well as the complete warrant agreements that will contain the terms of any warrants.

We may issue warrants to purchase shares of our Common Stock, preferred stock, or debt securities. Such warrants may be issued in one or more series, independently or together with shares of Common Stock or preferred stock or other equity or debt securities and may be attached or separate from such securities. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We may issue warrants directly or under a separate warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent in the applicable prospectus supplement. Any warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with holders or beneficial owners of warrants.

The applicable prospectus supplement and the applicable warrant agreement will describe the particular terms of any series of warrants we may issue, including the following:

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the title of such warrants;
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the aggregate number of such warrants;
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the price or prices at which such warrants will be issued;
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if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
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in the case of warrants to purchase Common Stock or preferred stock, the number of shares of Common Stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
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the date on which the right to exercise such warrants shall commence and the date on which such right will expire;
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whether such warrants will be issued in registered form or bearer form;
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if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
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if applicable, the date on and after which such warrants and the related securities will be separately transferable;
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information with respect to book-entry procedures, if any;
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the terms of the securities issuable upon exercise of the warrants;
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the anti-dilution provisions of the warrants, if any;
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any redemption or call provisions;
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if applicable, a discussion of certain federal United States income tax considerations; and
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any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive distributions or dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

DESCRIPTION OF RIGHTS

The following is a general description of the rights we may offer from time to time. We may issue rights to our stockholders to purchase shares of our Common Stock, preferred stock, debt securities, warrants or units. We may offer rights separately or together with one or more additional rights, preferred stock, Common Stock, debt securities, warrants or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent for any rights we offer will be set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

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the date for determining the persons entitled to participate in the rights distribution;
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the exercise price for the rights;
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the aggregate number or amount of underlying securities purchasable upon exercise of the rights;
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the number of rights issued to each stockholder and the number of rights outstanding, if any;
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the extent to which the rights are transferable;
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the date on which the right to exercise the rights will commence and the date on which the right will expire;
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the method by which holders of rights will be entitled to exercise
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the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;
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anti-dilution provisions of the rights, if any;
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any U.S. federal income tax considerations; and
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any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following is a general description of the terms of the units we may offer from time to time. Particular terms of the units will be described in the applicable unit agreements and the applicable prospectus supplement for the units. We urge you to read the applicable prospectus supplements related to the units that we may sell under this prospectus, as well as the complete unit agreements that will contain the terms of any units.

We may issue units comprised of Common Stock, preferred stock, warrants, debt securities or any combination thereof. Units may be issued in one or more series, independently or together with Common Stock, preferred stock or warrants, and the units may be attached to or separate from such securities. We may issue units directly or under a unit agreement to be entered into between us and a unit agent. We will name any unit agent in the applicable prospectus supplement. Any unit agent will act solely as our agent in connection with the units of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of units.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date. We may issue units in such amounts and in such numerous distinct series as we determine.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

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the title of the series of units;
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identification and description of the separate constituent securities comprising the units;
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the price or prices at which the units will be issued;
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the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
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a discussion of certain United States federal income tax considerations applicable to the units; and
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any other terms of the units and their constituent securities.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the debt securities we may offer from time to time. The debt securities that we may offer by this prospectus consist of notes, debentures, or other evidences of indebtedness. The debt securities may constitute either senior or subordinated debt securities, and in either case may be either secured or unsecured. Any debt securities that we offer and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, with the required consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). The form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is subject to any amendments or supplements that we may enter into with the trustee(s), however, we may issue debt securities not subject to the indenture provided such terms of debt securities are not otherwise required to be set forth in the indenture. The material terms of the indenture are summarized below and we refer you to the indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

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the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, any subordination provisions particular to the series of debt securities;
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any limit on the aggregate principal amount of the debt securities;
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whether the debt securities are senior debt securities or subordinated debt securities and applicable subordination provisions, if any;
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whether the debt securities will be secured or unsecured;
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if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities, such as an original issuance discount;
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the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;
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the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;
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the place or places where the principal of and any premium or interest on the debt securities will be payable and where the debt securities may be surrendered for conversion or exchange;
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whether we may, at our option, redeem the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;
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if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;
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any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;
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the issuance of debt securities as registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice versa, and the circumstances under which any such exchanges, if permitted, may be made;
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the denominations, which may be in United States Dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;;

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whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;
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if other than United States Dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or repurchasable, as the case may be;
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whether the debt securities may be issuable in tranches;
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the obligations, if any, we may have to permit the conversion or exchange of the debt securities into Common Stock, preferred stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;
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if other than the trustee under the indenture, any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;
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any deletions from, modifications of or additions to the events of default with respect to the debt securities or the right of the trustee or the holders of the debt securities in connection with events of default;
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any deletions from, modifications of or additions to the covenants with respect to the debt securities;
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if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;
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whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;
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whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a United States person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts, and the terms of any such option;
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whether the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;
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the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor; and
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any other material terms or conditions upon which the debt securities will be issued.

Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $2,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date. “Business day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York, and on which the trustee and commercial banks are open for business in New York, New York.

Unless we inform you otherwise in a prospectus supplement, each series of our senior debt securities will rank equally in right of payment with all of our other unsubordinated debt. The subordinated debt securities will rank junior in right of payment and be subordinate to all of our unsubordinated debt.

Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may act as paying agent under the indenture.

The prospectus supplement will contain a description of United States federal income tax consequences relating to the debt securities, to the extent applicable.

Covenants

The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or our subsidiaries, if any, from incurring, issuing, assuming or guarantying any indebtedness or restricting us or our subsidiaries, if any, from paying dividends or acquiring any of our or its capital stock.

Consolidation, Merger and Transfer of Assets

The indenture permits a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets, provided that:

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the resulting or acquiring entity, if other than us, is organized and existing under the laws of a United States jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;
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immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and
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we have delivered to the trustee an officers’ certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly owned subsidiary. The term “wholly owned subsidiary” means any subsidiary in which we and/or our other wholly owned subsidiaries, if any, own all of the outstanding capital stock.

Modification and Waiver

Under the indenture, we may, without the consent of any holder, amend the indenture to:

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cure any ambiguity, defect or inconsistency;
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provide for uncertificated securities in addition to or in place of certificated securities or to alter the provisions of the indenture related to security forms in a manner that does not materially adversely affect any holder;
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establish the form or terms of securities of any series as permitted by the indenture;
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provide for the assumption of our or any guarantor’s obligations to the holders by a successor pursuant to the indenture;
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make any change that would provide any additional rights or benefits to the holders or that does not adversely affect the legal rights hereunder of any holder;
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comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;
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evidence and provide the acceptance of the appointment of a successor trustee; and
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add a guarantor or guarantors.

Under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:

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a change in the stated maturity date of any payment of principal or interest;
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a reduction in the principal amount of or interest on any debt securities;
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an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;
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a change in the currency in which any payment on the debt securities is payable;

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waive a redemption payment with respect to any security (other than as provided for in the applicable supplemental indenture);
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cause the securities to become subordinated in right of payment to any other indebtedness;
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release any guarantor other than in accordance with the indenture;
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an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or
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a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:

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waive compliance by us with certain restrictive provisions of the indenture; and
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waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of or interest on any series of debt securities.

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:

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failure to pay interest on any debt security for 30 days after the payment is due;
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failure to pay the principal of any debt security when due, either at maturity, upon redemption, by declaration or otherwise;
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acceleration of indebtedness in an amount of $50 million or more, individually or in the aggregate, and such acceleration does not cease to exist, or such indebtedness is not satisfied, within five days after such acceleration;
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failure to make any principal or interest payment in an amount of $50 million or more, individually or in the aggregate, in respect of indebtedness within 5 days of such principal or interest becoming due and payable (after giving effect to any applicable grace period);
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final judgment or judgments in an amount of $50 million or more, individually or in the aggregate, for the payment of money having been entered by a court or courts of competent jurisdiction and such judgment or judgments is not satisfied, stayed, annulled or rescinded within 90 days after being entered;
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failure on our part to observe or perform any other covenant or agreement in the indenture that applies to the debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and
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certain events of bankruptcy, insolvency or reorganization.

Remedies Upon an Event of Default

If an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default is caused by certain events in bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.

The indenture requires us to furnish to the trustee not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of or interest on any debt securities if the trustee in good faith determines that the withholding of notice is in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:

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conducting any proceeding for any remedy available to the trustee; or
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exercising any trust or power conferred upon the trustee.

The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

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the holder has previously given the trustee written notice of a continuing event of default;
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the holders at least 25% in aggregate principal amount of the outstanding debt securities have made a written request of, and offered reasonable indemnity to, the trustee to begin such proceeding;
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the trustee has not started such proceeding within 60 days after receiving the request; and
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no direction inconsistent with such written request has been given to the trustee under the indenture by holders of a majority in aggregate principal amount of the outstanding debt securities.

However, the holder of any debt security will have an absolute right to receive payment of principal of and interest on the debt security when due and to institute suit to enforce this payment.

Satisfaction and Discharge; Defeasance

Satisfaction and Discharge of Indenture. Unless otherwise indicated in the applicable prospectus supplement, if at any time,

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we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same shall have become due and payable, or
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we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture, or
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all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms are to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities, then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for:

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rights of registration of transfer and exchange, and our right of optional redemption;
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substitution of mutilated, defaced, destroyed, lost or stolen debt securities;
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rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any;
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the rights, obligations and immunities of the trustee under the indenture; and
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the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.

Defeasance and Covenant Defeasance. Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:

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to defease and be discharged from all of our obligations with respect to such debt securities (“defeasance”), with certain exceptions described below; or
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to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”).

We must comply with the following conditions before the defeasance or covenant defeasance can be effected:

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we must irrevocably deposit with the indenture trustee or other qualifying trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments; and
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we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred.

In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for:

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payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise),
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the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions,
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rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture, and
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continuation of the rights, obligations and immunities of the trustee as against the holders of such debt securities as stated in the indenture.

The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Global Securities

Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Exchange Act. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.

Notices

We will give notices to holders of the debt securities by mail at the addresses listed in the security register. In the case of notice in respect of unregistered securities or coupon securities, we may give notice by publication in a newspaper of general circulation in New York, New York.

Governing Law

The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. Any indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you are one of our unsecured creditors.

Regarding the Trustee

From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

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at fixed prices which may be changed;
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at market prices prevailing at the time of sale;
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at prices related to such prevailing market prices; or
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at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any Common Stock will be listed on the Nasdaq Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Bass, Berry & Sims PLC will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Heritage Global Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Heritage Global Inc. as of December 31, 2022 and the year then ended are incorporated in this prospectus by reference from the Heritage Global Inc. Annual Report on Form 10-K for the year ended December 31, 2022 and have been audited by UHY LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference. The consolidated financial statements of Heritage Global Inc. as of December 31, 2021 and for the year then ended are incorporated in this prospectus by reference from the Heritage Global Inc. Annual Report on Form 10-K for the year ended December 31, 2021 and have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference. Such consolidated financial statements and the related reports have been incorporated by reference in this prospectus and registration statement in reliance upon such reports and upon the authority of such firms as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. Our web site address is www.hginc.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may access a copy of the registration statement through the SEC’s website as provided above.

INFORMATION INCORPORATED BY REFERENCE

This prospectus is part of a registration statement that we have filed with the SEC. The SEC rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file that document. Any reports filed by us with the SEC after this prospectus is filed and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the documents listed below, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus, unless expressly stated otherwise as set forth below:

•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 24, 2023 (including portions of our Definitive Proxy Statement on Schedule 14A for our 2023 Meeting of Stockholders filed with the SEC on April 28, 2023, to the extent specifically incorporated by reference in such Form 10-K);
•
our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, filed with the SEC on May 11, 2023;
•
our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, filed with the SEC on August 10, 2023;
•
our Current Reports on Form 8-K filed with the SEC on March 9, 2023, March 22, 2023, June 1, 2023, June 20, 2023, and August 16, 2023;
•
the description of our securities included as Exhibit 4.2 in our Annual Report on Form 10‑K for the fiscal year ended December 31, 2020, filed with the SEC on March 8, 2021, including all amendments and reports filed for purposes of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a copy of these filings (other than exhibits, unless the exhibits are specifically incorporated by reference in this prospectus or any accompanying prospectus supplement) at no cost by writing or calling at the following address and telephone number:

Heritage Global Inc.

12625 High Bluff Drive, Suite 305

San Diego, CA 92130

Attn: Chief Financial Officer

(858) 847-0659

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee and the FINRA filing fee.

SEC registration fee	$1,053
FINRA filing fee	1,934
Printing expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Blue Sky, qualification fees and expenses	*
Transfer agent and registrar fees and expense	*
Trustee fees and expenses	*
Warrant agent fees and expense	*
Miscellaneous fees and expenses	*
Total	$2,987

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

The Florida Business Corporation Act, or FBCA, permits a Florida corporation to indemnify any person who may be a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation, against liability incurred in connection with such proceeding (including any appeal thereof) if the director or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful. In addition, a Florida corporation must indemnify against expenses incurred in connection with a proceeding to which an individual who is or was a director or officer was a party who was wholly successful, on the merits or otherwise, in the defense of such proceeding to which the individual was a party because he or she is or was a director or officer of the corporation.

Moreover, the FBCA provides that a Florida corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse expenses incurred by a person who is or was a director or officer in connection with a proceeding described above if the director or officer in question delivers to the corporation a signed undertaking to repay any funds advanced if the director or officer is not entitled to mandatory indemnification on the basis that he or she was wholly successful or it is ultimately determined that the director or officer has not met the relevant standard of conduct, as described further below.

The FBCA provides that any indemnification made under the above provisions, unless pursuant to a court determination, may be made only after a determination that the person to be indemnified has met the standard of conduct described above. This determination is to be made by a majority vote of a quorum consisting of the disinterested directors of the board of directors, by duly selected independent legal counsel, or by a majority vote of the disinterested stockholders. The board of directors also may designate a special committee of disinterested directors to make this determination.

Notwithstanding the foregoing, the FBCA provides, in general, that no director shall be personally liable for monetary damages to our company or any other person for any statement, vote, decision to take or not to take action, or any failure to take action, as a director, unless: (a) the director breached or failed to perform his duties as a director; and (b) the director’s breach of, or failure to perform, those duties constitutes any of the following: (i) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (ii) a circumstance under which the transaction at issue is one from which the director derived an improper personal benefit, either directly or indirectly, (iii) unlawful distributions, (iv) with respect to a proceeding by or in the right of the company to procure a judgment in its favor or by or in the right of a stockholder, conscious disregard for the best interest of the company, or willful or intentional misconduct, or (v) with respect to a proceeding by or in the right of someone other than the company or a stockholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. The term “recklessness,” as used above, means the action, or omission to act, in conscious disregard of a risk: (a) known, or so obvious that it should have been known, to the director; and (b) known to the director, or so obvious that it should have been known, to be so great as to make it highly probable that harm would follow from such action or omission.

The FBCA further provides that the indemnification and advancement of payment provisions contained therein are not exclusive and it specifically empowers a corporation to, by means of a provision in its articles of incorporation, bylaws or any agreement, or by a vote of shareholders or disinterested directors, or otherwise, to obligate itself in advance of the act or omission giving rise to a proceeding to provide for any other or further indemnification or advancement of expenses, both for actions taken in an official capacity and for actions taken in other capacities while holding an office. Any provision that obligates a corporation to provide indemnification to the fullest extent permitted by law, like the one we have included in our bylaws, obligates the corporation to advance funds to pay for or reimburse expenses in accordance with the FBCA to the fullest extent permitted by law, unless such provision expressly provides otherwise. However, unless ordered by a court, a corporation may not indemnify a director or officer or advance expenses to a director or officer if a judgment or other final adjudication establishes that his or her actions were material to the cause of action so adjudicated and constitute: (a) willful or intentional misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder, (b) a transaction in which the director or officer derived an improper personal benefit, (c) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, or (d) in the case of a director, a circumstance under which the director would be liable under the FBCA for an unlawful distribution.

We have adopted provisions in our Bylaws, providing that our current and former directors and officers shall be indemnified to the fullest extent permitted by law. As noted above, under the FBCA, such a provision operates to require us to advance expenses to our directors and officers to the fullest extent permitted by law as well. Accordingly, we have acquired directors and officers insurance coverage for our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors or officers pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

There is no pending litigation or proceeding involving any of our directors, officers, employees, or other agents as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

Item 16. Exhibits

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Equity Underwriting Agreement.

1.2*	Form of Debt Underwriting Agreement.
3.1	Amended and Restated Articles of Incorporation (restated for filing purposes only) (filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed on March 9, 2020 (File No. 000-17973).

3.2	Restated Bylaws (incorporated by reference to the Company’s Current Report on Form 8-K (File No. 001-39471) filed on September 30, 2020).

4.1**	Specimen Stock Certificate evidencing the shares of Common Stock.
4.2

Warrant Agreement by and between Heritage Global Inc. and Napier Park Industrial Asset Acquisition, LP effective as of March 19, 2019 (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 25, 2019 (File No. 000-17973), and incorporated herein by reference).

4.3*	Form of Specimen Certificate Representing Preferred Stock.

4.4*	Form of Warrant Agreement (including Form of Warrants).

4.5*	Form of Unit Agreement (including Form of Units).

4.6*	Form of Rights Agreement (including Form of Rights).

4.7**	Form of Indenture.
4.8*	Form of Debt Security.
4.9*	Form of Guarantee of Debt Security.
5.1**	Opinion of Bass, Berry & Sims PLC.

23.1**	Consent of UHY LLP.
23.2**	Consent of Baker Tilly US, LLP.

23.3	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included on signature page).

25.1*	Statement of Eligibility of Trustee under the Debt Indenture (to be filed separately under the electronic form type 305B2, if applicable).

107**	Filing Fee Table

*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.
**	Filed herewith.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is a part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is a part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on September 14, 2023.

HERITAGE GLOBAL INC.

By:	/s/ Ross Dove
Ross Dove
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, each person whose signature appears below constitutes and appoints Ross Dove, James Sklar, and Brian Cobb, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-3, and any and all additional registration statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated. This document may be executed in counterparts that when so executed, shall constitute one registration statement, notwithstanding that all of the undersigned are not signatories to the original of the same counterpart.

SIGNATURE	TITLE	DATE
/s/ Ross Dove	Chief Executive Officer and Director (Principal Executive Officer)	September 14, 2023
Ross Dove
/s/ Brian J. Cobb	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 14, 2023
Brian J. Cobb
/s/ Samuel L. Shimer	Chairman of the Board of Directors	September 14, 2023
Samuel L. Shimer
/s/ David Ludwig	Director	September 14, 2023
David Ludwig
/s/ Michael Hexner	Director	September 14, 2023
Michael Hexner
/s/ Barbara A. Sinsley	Director	September 14, 2023
Barbara A. Sinsley
/s/ Kelly S. Sharpe	Director	September 14, 2023
Kelly S. Sharpe
/s/ William L. Burnham	Director	September 14, 2023
William L. Burnham